EXHIBIT 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)(1)

THIS JOINT FILING AGREEMENT is entered into as of May 15, 2024, by and among the parties hereto. The undersigned hereby agree that the Statement on Schedule 13D with respect to the common shares, without par value, of Clever Leaves Holdings Inc. and any amendment thereafter signed by each of the undersigned shall be (unless otherwise determined by the undersigned) filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated:     May 15, 2024

BCM Investimentos Fundo de Investimento Multimercado Crédito Privado Investimento no Exterior

By:	B.Side Wealth Management Gestão de Recursos Ltda., as Fund Manager

By:	/s/ Antonio Costa
Name:	Antonio Costa
Title:	CEO

B.Side Wealth Management Gestão de Recursos Ltda.

By:	/s/ Antonio Costa
Name:	Antonio Costa
Title:	CEO

/s/ Antonio Costa
Antonio Costa

/s/ Martim Prado Mattos
Martim Prado Mattos

SCHEDULE I

Reporting Person	Trade Date	Shares Purchased (Sold)	Price per Share
BCM Investimentos Fundo de Investimento Multimercado Crédito Privado Investimento no Exterior (“BCM Fund”)	April 30, 2024	2	$1.530
BCM Fund	April 30, 2024	52	$1.540
BCM Fund	April 30, 2024	45	$1.550
BCM Fund	April 30, 2024	560	$1.560
BCM Fund	April 30, 2024	123	$1.570
BCM Fund	April 30, 2024	115	$1.580
BCM Fund	April 30, 2024	282	$1.590
BCM Fund	April 30, 2024	2,755	$1.600
BCM Fund	May 1, 2024	8,554	$1.600
BCM Fund	May 1, 2024	810	$1.610
BCM Fund	May 1, 2024	1,099	$1.620
BCM Fund	May 1, 2024	206	$1.630
BCM Fund	May 1, 2024	308	$1.640
BCM Fund	May 1, 2024	1,411	$1.650
BCM Fund	May 1, 2024	112	$1.660
BCM Fund	May 1, 2024	4,513	$1.670
BCM Fund	May 1, 2024	1,933	$1.680
BCM Fund	May 1, 2024	30	$1.690
BCM Fund	May 1, 2024	36,024	$1.700
BCM Fund	May 2, 2024	600	$1.570
BCM Fund	May 2, 2024	465	$1.590
BCM Fund	May 2, 2024	580	$1.600
BCM Fund	May 2, 2024	3,895	$1.610
BCM Fund	May 2, 2024	2,714	$1.620
BCM Fund	May 2, 2024	50,546	$1.700
BCM Fund	May 3, 2024	4,877	$1.700
BCM Fund	May 3, 2024	649	$1.710
BCM Fund	May 3, 2024	1,041	$1.720
BCM Fund	May 3, 2024	2,593	$1.730
BCM Fund	May 3, 2024	1,612	$1.740
BCM Fund	May 3, 2024	900	$1.749
BCM Fund	May 3, 2024	1,554	$1.750
BCM Fund	May 6, 2024	8,053	$1.748
BCM Fund	May 7, 2024	329	$1.830
BCM Fund	May 7, 2024	301	$1.850
BCM Fund	May 7, 2024	900	$1.880
BCM Fund	May 7, 2024	200	$1.980
BCM Fund	May 7, 2024	400	$1.990
BCM Fund	May 7, 2024	200	$1.999
BCM Fund	May 7, 2024	1,064	$2.000
BCM Fund	May 8, 2024	300	$1.970
BCM Fund	May 8, 2024	100	$1.971
BCM Fund	May 8, 2024	100	$1.979
BCM Fund	May 8, 2024	180	$1.980

Reporting Person	Trade Date	Shares Purchased (Sold)	Price per Share
BCM Fund	May 8, 2024	400	$1.983
BCM Fund	May 8, 2024	720	$1.987
BCM Fund	May 8, 2024	200	$1.989
BCM Fund	May 8, 2024	230	$1.990
BCM Fund	May 8, 2024	400	$2.000
BCM Fund	May 8, 2024	109	$2.450
BCM Fund	May 8, 2024	4	$2.480
BCM Fund	May 8, 2024	3,657	$2.490
BCM Fund	May 8, 2024	464	$2.500